REF: ZH78191309001-1JK

Working Capital Loan Contract

CHINA EVERBRIGHT BANK

Contents

Article I	General Principal
Article II	Purpose of the Loan
Article III	Currency, Amount, Term and Disbursement of the Loan
Article IV	Interest of the Loan and Calculation Method
Article V	Release and Use of the Loan
Article VI	Repayment of the Loan
Article VII	Guarantee
Article VIII	Assumption of Fees and Reimbursement
Article IX	The Borrower’s Representations, Warranties and Promises
Article X	Events of Breach
Article XI	Others
Article XII	Governing Law and Resolution of Dispute
Article XIII	Effectuation, Revision and Dissolution of the Contract
Article XIV	Attachments
Article XV	Supplemental Provisions

Borrower: SPRINGPOWER TECHNOLOGY (SHENZHEN) CO., LTD.

Address: Bao'an District, Shenzhen Guanlan Dan Lake communit Superparamagnetic Renmin Road Industrial Area, Building A

Postal Code: 518000

Legal Representative: Dangyu Pan

Authorized Agent: /

Processing Person: Xun Sun

Telephone: 0755-89686236

Fax: 0755-89686819

Account Bank: China Everbright Bank Shenzhen Longhua Sub-branch

Account Number:

Lender: China Everbright Bank Shenzhen Longhua Sub-branch

Address: First floor, No.3, 4building, yinquan garden, people south road, Longhua, Baoan

Postal Code: 518000

Legal Representative: Cheng Chen

Authorized Agent: /

Processing Person: Xiaolin Yang

Telephone: 0755-81483044

Fax: 0755-28138641

Article I  General Principal

Because of the need of business operations, the Borrower applies to the Lending Bank for a loan, and the Lending Bank, upon review, agrees to issue a loan to the Borrower on the terms and conditions set forth in this contract.

Now, pursuant to the relevant law and the policies of the regulatory authorities of our country, the two parties, after reaching consensus through consultation, have reached the agreement on the following provisions, which are to be adhered to by both parties.

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Article II  Purpose of the Loan

1. The two parties agree that:

1.1 The loan amount hereunder is to be used as revolving liquid capital, for the specific purpose of purchase of raw materials

1.2 The Borrower shall not change the purpose of the loan specified herein without prior written consent from the Lending Bank.

Article III  Currency, Amount, Term and Disbursement of the Loan

2. The currency of the loan hereunder is Renminbi and the amount is SEVEN MOLLION YUAN ONLY.

3. The term of the loan hereunder is from September 5, 2013 to September 4, 2014.

4. Upon complete satisfaction of the preconditions set forth in Section 11 below, the Lending Bank must disburse the loan amount in one sum in full and have it deposited into the Borrower's account established with the Lending Bank on September 5, 2013.

Article IV  Interest of the Loan and Calculation Method

5. The Borrower must make interest payments on the loan amount to the Lending Bank in accordance with the provisions herein.  The interest rate of the loan hereunder is fixed annual rate of 7.8%

6. The two parties agree that, in the event that the People's Bank of China adjusts loan base rate or the calculation method thereof and the said loan base rate is applicable to the loan hereunder, the Lending Bank has the right to determine the contract's new loan interest rate on the basis of the said adjusted loan base rate or the calculation method.  The Lending Bank shall not be required to obtain prior consent from the Borrower before making such adjustment and shall have the right to assess interest according to the adjusted loan rate or calculation method.

7. The interest on the loan hereunder is settled monthly and the settlement date is the 20th of each month.

8. The loan interest calculation hereunder is based on 360 days a year, starting on the date when the loan is disbursed.

9. If the Borrower fails to repay the loan in accordance with the provisions herein, the Lending Bank shall have the right to charge past-due penalty rate; the past-due penalty rate is 30% of the loan interest rate specified in Section 5 herein in addition to the said loan interest rate starting from the past-due date, until the loan principal and interest are repaid in full.

If the Borrower uses the loan for any purpose other than that specified herein, the Lending Bank shall have the right to charge loan misappropriation penalty rate; misappropriation penalty rate is 50% of the loan interest rate specified in Section 5 herein in addition to the said loan interest rate starting from the date when the loan is misappropriated, until the loan principal and interest are repaid in full.

10. If the Borrower fails to make interest payment on time, the Lending Bank shall have the right to assess compound interest at the penalty rate.

Article V  Release and Use of the Loan

11. The Lending Bank shall have no obligation to provide the loan hereunder to the Borrower unless the following preconditions are satisfied:

11.1 The Borrower has provided all the documents requested by the Lending Bank;

11.2 The Borrower has filled all the forms and notes required for the withdrawal of the loan; such forms and notes are the component part of this contract and have the same legal effect;

11.3 The Borrower has obtained all the government permits, licenses and registrations in accordance with the relevant law and statutes;

11.4 If the loan hereunder is guaranteed, the Borrower has processed all the certification and registration of, and obtained the insurance on, the security properties provided as guarantee and such certification, registration and insurance remain effective and valid;

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11.5 The Borrower has committed no acts of breach specified herein;

Upon satisfaction of the above preconditions, the Lending Bank will arrange the disbursement of the loan in accordance with Section 4 herein and have the loan amount deposited into the Borrower's bank account.

12. Payment of the Loan

12.1 The loan payment methods hereunder are entrusted payment by the Lending Bank and the payment by the Borrower at its own discretion.

12.2 The Borrower agrees that the Lending Bank shall have the right to use the entrusted payment method in accordance with the relevant State law and policies of regulatory authorities if:

(a) The loan relationship with the Borrower is new and the Borrower's credit is just average;

(b)The recipient of the payment is very clear and the amount of single loan payment is large;

(c) Other situations that the Lending Bank deems appropriate.

If the method of payment by the Borrower at its own discretion is used, the Borrower must submit loan fund payment plan to the Lending Bank for approval.

13. During the course of paying the loan amount, if the Borrower experiences any of the following, the Lending Bank shall have the right to discuss with the Borrower to supplement the conditions for loan release and payment or change the loan payment method or even suspend the release and payment of the loan amount:

(a) the credit situation of the Borrower deteriorates;

(b) the Borrower’s profit-making ability is weak;

(c) there is abnormalities in the use of the loan funds;

(d) other situations the Lending Bank considered appropriate.

14. If the Lending Bank finds that the Borrower fails to use the loan for the purpose specified or has other acts in violation of the provisions herein, the Lending Bank shall have the right to declare the loan due in advance and pursue the Borrower for the corresponding liability for breach, including but not limited to restricting or suspending the payment of the loan funds.

15. The Lending Bank has the right to request that the Borrower provide records and documentation on the use of the loan funds.

Article VI  Repayment of the Loan

16. The Borrower must make interest payments in accordance with the provisions herein and repay the principal in full and in one lump sum on September 4, 2014

17. The Borrower must ensure that there is sufficient amount in the account set up with the Lending Bank on the interest settlement dates or on the loan principal repayment date to repay interest, loan principal and other fees and must authorize the Lending Bank to deduct automatically from that account on the said dates.

18. The Borrower must repay the loan principal in full and on time to the Lending Bank.  If the Borrower fails to repay the loan principal or to make interest payment on time, the Lending Bank shall have the right to deduct the corresponding amounts, in the order of fees payable, loan interest and compound interest and loan principal, from any accounts set up with the Lending Bank or within the banking system of the Lending Bank’s branch organizations.

19. If the Borrower desires to repay the loan ahead of the schedule, the Borrower must submit an application to the Lending Bank 30 business days in advance for approval.

20. If the Borrower is unable to repay the loan hereunder on time and desires to extend the term of the loan, the Borrower must submit an application for extension in writing to the Lending Bank ___ business days in advance. Upon the Lending Bank’s approval, the two parties must execute a loan extension contract as a supplement hereto.

Article  VII Guarantee

21. The guarantee method for the loan hereunder is maximum natural person guarantee.  The guarantee is provided by Shenzhen Highpower Technology Company Limited, Dangyu Pan and the guarantee is several liability guarantee (Guarantee Contract No. are GB78191309001-1, GB78191309001-2)

22. The Lending Bank and the guarantor must enter into a guarantee contract and process necessary certification and registration of and insurance on the security property.

23. If the term of the loan is extended, the Borrower and the guarantor must continue to bear responsibility to provide guarantee for the loan during the extended term.

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Article VIII Assumption of Fees and Reimbursement

24. The Borrower must bear all the fees paid by the Lending Bank in connection with this contract and the corresponding guarantee contract, including but not limited to fees for notarization, insurance and registration.

25. Upon request by the Lending Bank, the Borrower must immediately reimburse the Lending Bank in full for all the fees incurred by the Lending Bank in exercising its rights hereunder, including but not limited to litigation expenses, attorney fees, travel and lodging expenses and other fees.

Article IX The Borrower’s Representations, Warranties and Promises

26. The Borrower is a valid and existing legal person entity incorporated in accordance with the PRC law, has the ability to conduct independent civil activities and has the full power, authorization and assets to bear civil responsibilities and conduct business activities.

27. The Borrower has the full power and authorization to execute this contract and conduct the transactions hereunder and has taken all actions necessary for the execution and performance of this contract.

28. The Borrower has obtained all the government approval and third party consent required for the execution of this contract and the execution and performance of this contract will not violate any of the Borrower’s incorporation documents or any other contracts to which  the Borrower is a party.

29. All the documents, material and certificates provided by the Borrower in connection with the execution of this contract and the transaction hereunder are authentic, complete, accurate and valid and the financial reports provided by the Borrower truthfully reflect the financial situation of the Borrower as of the time of the issuance of such reports.

30. This contract is legally effective and is legally binding to the Borrower.

31. The Borrower must set up an account with the Lending Bank according to the Lending Bank’s requirements to be used as the settlement account for the loan hereunder.

32. The Borrower has completed or will complete all the required registration, filing and certification procedures to ensure the validity, effectiveness and enforceability of this contract.

33. The Borrower has no pending litigation, arbitration or administrative proceedings that will have a substantively adverse effect on the Borrower’s ability to perform its obligations hereunder.

34. The Borrower’s representations, warranties and promises must remain true and accurate before the full repayment of the loan principal and interest and the Borrower will provide any relevant documents at the Lending Bank’s request.

35. The Borrower has committed no act of breach.

36. The Borrower has carefully read, and fully understands and accepts, the contents herein and the execution and performance of this contract is voluntary; the Borrower acknowledges that the intents expressed herein are the Borrower’s true intents.

37. The Borrower has provided truthful, complete and effective documents according to the Lending Bank’s request.

38. The Borrower promises to cooperate with the Lending Bank in the management of the loan payment, and in the management thereafter and the relevant examination.

39. The Borrower must accept, and actively cooperate with, the Lending Bank’s investigation of, inquiries about and supervision on its production, operation and financial situation and has the obligation to provide, on the monthly basis, the balance sheet and profit/loss statement for the latest month or other documents that reflect the Borrower’s credit situation.

40. During the effective period of the contract, the Borrower must notify the Lending Bank in writing 30 business days in advance in the event of any changes in the name of the Borrower, its legal representative or its address.

41. If, before the full repayment of the all the debt hereunder, the Borrower desires to engage in external investment or financing that will substantially increase its debts, or to undertake merger, spin-off, reduction of capital, transfer of equity, transfer of assets, filing for suspension of business for rectification, filing for dissolution or bankruptcy or any other actions sufficient to cause any changes to the creditor/debtor relationship hereunder or to affect the rights of the Lending Bank, the Borrower must notify the Lending Bank in writing 30 business days and obtain the Lending Bank’s written approval.  Otherwise, none of the transactions mentioned above can be conducted.

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42. The Borrower promises that, without the Lending Bank’s written approval, the Borrower will not assume, for any other enterprise legal person or individual, debt obligations, provide guarantee or establish pledges or liens on its assets that will affect the Borrower’s ability to repay the loan hereunder.

43. If the Borrower experiences any other events, other than those mentioned above, that will adversely affect the Borrower’s ability to fulfill its repayment obligations, the Borrower must immediately notify the Lending Bank in writing.

44. The Lending Bank has the right to demand that the Borrower set up a special account with the Lending Bank as the account for the return of the funds.

Article X Events of Breach

45. Any of the following events constitutes an event of breach:

45.1 The Borrower fails to make interest payments or repay the loan principal in accordance with the provisions herein;

45.2 The Borrower fails to use the loan for the purpose specified herein;

45.3 The Borrower fails to pay loan funds according to the method specified;

45.4 The Borrower fails to comply with events promised;

45.5 The Borrower overfulfills the financial targets specified;

45.6 The Borrower commits any act of cross-breach;

45.7 The Borrower provides false balance sheet, profit/loss statements or other financial reports or withholds material facts therein, or refuses to accept the Lending Bank’s supervision over and examination of the Borrower’s use of the loan and its production operation and financial activities;

45.8 The representations, warranties or promises made herein by the Borrower or the guarantor, or those made by the guarantor made in the relevant guarantee contract, prove to be false or misleading;

45.9 The Borrower or the guarantor violates other contract to which the Borrower or the guarantor is a party;

45.10 The Borrower’s or the guarantor’s operation or financial situation materially deteriorates;

45.11 The value of the pledged or mortgaged property in connection with the loan hereunder decreases or such property is damaged or lost;

45.12 The Borrower or the guarantor fails to make arrangement to repay its debts to the satisfaction of the Lending Bank at the time of its merger, spin-off or reorganization of share structure.

45.13 The Borrower or the guarantor files bankruptcy, is dissolved or shut down, or its business permit is revoked, canceled or voided;

45.14 The Borrower fails to notify the Lending Bank promptly of any major revision of its charter, any changes in its operation activities, major revision of its accounting principles, or any material changes in the financial, economic or other situation of the Borrower or of its subsidiaries or parent;

45.15 The Borrower is involved in any litigation, arbitration or administrative proceeding that will adversely affect its ability to fulfill its obligations hereunder;

45.16 The Borrower’s assets is frozen, seized, withheld or put into receivership in accordance with the law and such that the Borrower’s performance of its obligations hereunder has been or will be materially affected;

45.17 The Borrower, a Group customer confirmed by The Lending Bank according to the “Commercial Bank Group guidelines for customer credit risk management business”(hereinafter referred to as “guideline”), use the false contracts which are signed with affiliated parties to discount or pledge at bank and to obtain bank funds or credit with notes receivable and accounts receivable without actual trade background; the occurrence of major mergers, acquisitions and reorganization which are considered by Party B may affect the loan safety; evasion or discarding of bank debts on purpose through affiliated transactions; other circumstances stipulated in article eighteenth of “guidelines”;

45.18 The Borrower has violated any other provision herein and fails to take any remedial actions to the satisfaction of the Lending Bank;

45.19 Any other event or situation that will have a substantive adverse effect on the rights of the Lending Bank hereunder.

46. The Lending Bank shall make determination as to whether any event of breach mentioned above has occurred and notify the Borrower.  Upon the occurrence of any of the events of breach, the Lending Bank shall have the right to take one or more of the measures below:

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46.1 Suspend the disbursement of the loan amount hereunder;

46.2 Declare that the loan already released immediately due and demand that the Borrower repay the loan principal, interest and other fees immediately;

46.3 Demand that the Borrower provide additional pledge or lien or replace the guarantor;

46.4 Deduct directly any outstanding amount payable hereunder from the account established with the Lending Bank or any of the Lending Bank’s branches;

46.5 Declare the exercise of its rights under the guarantee contract for the loan;

46.6 Other measured deemed appropriate by the Lending Bank.

Article XI  Others

47. During the effective period of this contract, the Lending Bank shall have the right to examine the Borrower’s use of the loan and the Borrower must provide explanation and documents to the Lending Bank at the Lending Bank’s request.

48. Both parties hereto must maintain confidentiality on the debts, financial, production and operation situation and other information obtained for the purpose of executing and performing this contract from the other party; however, the situation of any inquiry on the Borrower’s situation in accordance with the law is excepted.

49. Without prior consent from the Lending Bank, the Borrower shall not transfer or dispose of all or part of its obligations hereunder.

50. The Lending Bank may transfer the creditor’s right hereunder to any third party without the need to obtain prior consent from the Borrower, provided, however, that the Borrower is notified in writing at the time of such transfer.

51. The Borrower must pay all the amount due hereunder in full and shall not make offsets, deductions or withholdings of any nature or use any debt owed by the Lending Bank to the Borrower to offset any debt obligations.

52. Any grace period, favorable treatment or extension granted by the Lending Bank to the Borrower shall not affect, damage or restrict any other rights to which the Lending Bank is entitled in accordance with the provisions herein and with the law and statutes, nor shall they be considered a waiver by the Lending Bank of its rights and interests hereunder or affect the Lending Bank’s responsibilities and obligations hereunder.

53. If, at any time, any of the provisions herein becomes illegal, invalid or unenforceable in any aspect, the legality, validity or enforceability of other provisions herein shall not be affected or diminished.

54. Any revisions of or supplement to this contract must be in writing and be signed by both parties.

55. The titles and headings herein are inserted for reference only.

56. All notices or requests regarding this contract must be sent in writing to the addresses or fax numbers listed on the first page of this contract.  One party must notify the other party promptly of any changes of addresses or fax numbers.

57. The documents sent by one party to the other shall be considered delivered  if sent by courier, three days after its being sent if by registered mail, and immediately if by fax.

Article XII  Governing Law and Resolution of Dispute

58. This contract is governed by the Chinese law and must be interpreted accordingly.  Any dispute in connection with this contract must be settled through consultation; if consultation fails, the dispute should be submitted to legal proceedings at the local court where the Lending Bank resides.

Article XIII  Effectuation, Revision and Dissolution of the Contract

59. This contract must be signed by the representatives of both parties before it can become effective.

60. No party can revise or dissolve this contract without authorization, unless otherwise stipulated or by law. Any revision or dissolution must be agreed to by both parties in a signed written agreement.

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Article XIV  Attachments

61. Other matters not covered herein may be provided in a written agreement to be attached hereto.

Article XV Supplemental Provisions

62.This contract in triplicate, the Borrower has one copy and the Lending Bank has two copies, and all copies have the same legal effect.

63. This contract is signed on September 4, 2013 in Shenzhen.

64. The parties hereto agree that this contract must be certified (optional provision; not applicable to this contract).

/s/ [COMPANY SEAL]

Borrower (Stamp): SPRINGPOWER TECHNOLOGY (SHENZHEN) CO., LTD.

Signature of legal representative :

(Or Entrusted Agent)

/s/ Dangyu Pan

/s/ [COMPANY SEAL]

Lender (Stamp): China Everbright Bank Shenzhen Longhua Sub-branch

Signature of legal representative or deputy:

(Or Entrusted Agent)

/s/ Cheng Chen

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[FOR GUARANTEE AGREEMENTS RELATED TO THIS AGREEMENT, SEE THE GUARANTY CONTRACTS OF MAXIMUM AMOUNT FILED WITH EXHIBIT 10.6 TO THE REGISTRANT’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2013 FILED WITH THE SEC ON NOVEMBER 14, 2013.]

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